UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 3
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NetSol Technologies, Inc.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	95-4627685 (I.R.S. Employer Identification No.)
23901 Calabasas Road, Suite 2072 Calabasas, CA 91302 Phone: (818) 222-9195 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Najeeb Ghauri, Chief Executive Officer
23901 Calabasas Road, Suite 2072
Calabasas, CA 91302
Phone: (818) 222-9195
(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copies to:

Oswald & Yap LLP
16148 Sand Canyon Avenue
Irvine, CA  92618
Attn: Lynne Bolduc, Esq.

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  [ ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  [x]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [ ]

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  [ ]

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [x]
Non-accelerated filer (do not check if a smaller reporting company) [ ]	Smaller reporting company [ ]

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 3 to Registration Statement on Form S-3 (File No. 333-177483) is being filed solely to file a revised Exhibit 5.1 and an updated Exhibit 23.1 to the Registration Statement. Accordingly, this Amendment No. 3 consists solely of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the signatures and the exhibit index. The Amendment No. 3 does not modify any provision of the Registration Statement or Prospectus except as specifically noted herein.

PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16.  EXHIBITS

The Exhibits to this Registration Statement are listed in the Exhibit Index commencing on page EX-1 hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calabasas, State of California, on January 17, 2012.

NETSOL TECHNOLOGIES, INC.

By:	/s/ Najeeb U. Ghauri
Najeeb U. Ghauri,
Chief Executive Officer, Chairman and Principal Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Najeeb U. Ghauri	Chief Executive Officer and	January 17, 2012
Najeeb U. Ghauri	Director (Principal Executive Officer)

*	Chief Financial Officer (Principal	January 17, 2012
Boo-Ali Siddiqui	Financial and Accounting Officer)

*	Director	January 17, 2012
Salim Ghauri

*	Director	January 17, 2012
Naeem Ghauri

*	Director	January 17, 2012
Eugen Beckert

*	Director	January 17, 2012
Shahid Javed Burki

*	Director	January 17, 2012
Mark Caton

*	Director	January 17, 2012
Alexander Shakow

* By:   /s/ Najeeb U. Ghauri
Najeeb U. Ghauri
Attorney-in-fact

EXHIBIT INDEX

1.1*	Form of Underwriting Agreement.
3.1
Articles of Incorporation of Mirage Holdings, Inc., a Nevada corporation, dated March 18, 1997, incorporated by reference to Exhibit 3.1 to our Registration Statement No. 333-28861 filed on Form SB-2 filed June 10, 1997.

3.2	Amendment to Articles of Incorporation dated May 21, 1999, incorporated by reference to Exhibit 3.3 to our Annual Report on Form 10K-SB filed September 27, 1999.
3.3
Amendment to the Articles of Incorporation of NetSol International, Inc. dated March 20, 2002 incorporated by reference to Exhibit 3.3 to our Registration Statement on Form S-8 filed on March 27, 2002.

3.4	Amendment to the Articles of Incorporation of NetSol Technologies, Inc. dated August 20, 2003 incorporated by reference to Exhibit A to our Definitive Proxy Statement filed June 27, 2003.
3.5	Amendment to the Articles of Incorporation of NetSol Technologies, Inc. dated March 14, 2005 incorporated by reference to Exhibit 3.0 to our Quarterly Report on Form 10-QSB filed on May 10, 2005.
3.6	Amendment to the Articles of Incorporation dated October 18, 2006 incorporated by reference to Exhibit 3.6 to our Annual Report on Form 10-KSB filed on September 20, 2007.
3.7	Amendment to Articles of Incorporation dated May 6, 2008 incorporated by reference to Exhibit 3.7 to our Annual Report on Form 10K-SB filed September 19, 2008.
3.8	Bylaws of Mirage Holdings, Inc., as amended and restated as of November 28, 2000 incorporated by reference to Exhibit 3.3 to our Annual Report on Form 10-KSB/A filed on February 2, 2001.
3.9	Amendment to the Bylaws of NetSol Technologies, Inc. dated February 16, 2002 incorporated by reference to Exhibit 3.5 to our Registration Statement filed on Form S-8 filed on March 27, 2002.
4.1	Form of Common Stock Certificate incorporated by reference to Exhibit 4.2 to NetSol’s Annual Report on Form 10-KSB filed on September 27, 2006.
4.2	Form of Warrant incorporated by reference to Exhibit 4.2 to our Annual Report of Form 10-KSB filed on September 15, 2005.
4.3	Form of Certificate of Designation of Series A 7% Cumulative Preferred Stock filed as Annex E to our Definitive Proxy Statement filed September 18, 2006.
4.4*	Form of Preferred Stock Certificate
4.5*	Form of Certificate of designations for preferred stock.
4.6††	Form of Indenture
4.7*	Form of Senior Debt Security
4.8*	Form of Subordinated Debt Security
4.9*	Form of Warrant
5.1	Opinion of Oswald &Yap LLP as to the legality of the securities
12.1†	Computation of Ratio of Earnings to Fixed Charges and Ratio of Earnings to Fixed Charges and Preferred Stock Dividend
23.1	Consent of Independent Registered Accounting Firm
23.2	Consent of Oswald & Yap LLP (included in Exhibit 5.1)
24†	Power of Attorney
25.1**	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended (for Debt Securities).
____________________
*	To be filed by an amendment or as an exhibit to a document filed under the Securities Exchange Act of 1934, as amended, and incorporated by reference herein.
**	To be incorporated by reference to a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.
†	Incorporated by reference to the registrants’ registration statement on Form S-3 (File No. 333-177483) filed October 24, 2011.
††	Incorporated by reference to Pre-Effective Amendment No. 1 to the registrants’ registration statement on Form S-3/A (File No. 333-177483) filed November 29, 2011.

EX-1